ANNUAL MEETING RESULTS
An annual meeting of the funds shareholders was held on December 6, 2011 for ASP, BSP, CSP, and SLA. Each matter voted upon at the meeting, as well as the number of votes cast for, against or withheld, the number ofabstentions, and the number of broker non votes
(if any) with respect to such matters, are set forth below.
(1) Each funds shareholders elected the following six directors:

ASP
				     Shares
				  Withholding
			  Shares   Authority
		        VOted For   to vote
Roger A. Gibson........ 2,426,956   205,453
John P. Kayser ........ 2,424,761   207,648
Leonard W. Kedrowski .. 1,869,283   763,126
Richard K. Riederer ... 2,418,535   213,874
Joseph D. Strauss ..... 2,416,784   215,625
James M. Wade.......... 2,417,535   214,874


BSP
				     Shares
				  Withholding
			  Shares   Authority
		        VOted For   to vote
Roger A. Gibson........ 10,196,714   618,780
John P. Kayser ........ 10,180,691   634,803
Leonard W. Kedrowski ..  7,769,313 3,046,181
Richard K. Riederer ... 10,185,918   629,576
Joseph D. Strauss ..... 10,162,111   653,383
James M. Wade.......... 10,189,468   626,026


CSP
				     Shares
				  Withholding
			  Shares   Authority
		        VOted For   to vote
Roger A. Gibson........ 12,761,726  1,182,969
John P. Kayser ........ 12,761,914  1,182,781
Leonard W. Kedrowski .. 12,762,275  1,182,420
Richard K. Riederer ... 12,753,496  1,191,199
Joseph D. Strauss ..... 12,751,248  1,193,447
James M. Wade.......... 12,754,758  1,189,937


SLA
				     Shares
				  Withholding
			  Shares   Authority
		        VOted For   to vote
Roger A. Gibson........ 6,782,649   244,795
John P. Kayser ........ 6,743,814   283,630
Leonard W. Kedrowski .. 6,332,582   694,862
Richard K. Riederer ... 6,768,555   258,889
Joseph D. Strauss ..... 6,743,862   283,582
James M. Wade.......... 6,770,400   257,044



(2) Each funds shareholders ratified the selection by the funds board of directors of Ernst & Young LLP as the independent registered public accounting firm for the funds for the fiscal period ending
August 31, 2012. The following votes were cast regarding this matter:

	              Shares
           Shares     Voted                 Broker
          Voted For  Against  Abstentions  Non Votes
ASP.....  2,550,841   54,150    27,418        0
BSP..... 10,461,220  236,643   117,631        0
CSP..... 13,137,904  680,091   126,700        0
SLA.....  6,784,920  100,825   141,699        0

(3) The funds shareholders were asked to approve changes to each funds policy on investing in REIT preferred stock. The proposed changes were not approved by a majority of outstanding shares of any of the funds, as defined in the Investment
Company Act of 1940.

	              Shares
           Shares      Voted                 Broker
          Voted For   Against  Abstentions  Non Votes
ASP...... 1,073,035    710,825   50,769       797,780
BSP...... 4,981,648  2,852,408  127,942     2,853,496
CSP...... 7,811,945    974,787  180,675     4,977,288
SLA...... 4,063,009    667,286  106,149     2,191,000